                                                            EXHIBIT 99.(a)(1)(B)


                             LETTER OF TRANSMITTAL
             TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
          THAT HAVE AN EXERCISE PRICE OF $20.00 OR MORE AND ARE HELD
 BY OPTION HOLDERS WHO HAVE NOT RECEIVED OPTIONS AFTER AUGUST 14, 2000 FOR NEW
                                 OPTIONS UNDER

              THE DIGIMARC CORPORATION 1999 STOCK INCENTIVE PLAN

                                      AND

    THE DIGIMARC CORPORATION 2000 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN

           PURSUANT TO THE OFFER TO EXCHANGE DATED FEBRUARY 16, 2001

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 P.M., OREGON TIME,
           ON FRIDAY, MARCH 16, 2001, UNLESS THE OFFER IS EXTENDED.


To:

Jeanne Biermann
Stock Plan Administrator
Digimarc Corporation
19801 S.W. 72nd Avenue, Suite 100
Tualatin, Oregon 97062
Telephone: (503) 885-9699
Facsimile: (503) 885-9880

    DELIVERY  OF THIS LETTER  OF TRANSMITTAL TO AN  ADDRESS OTHER THAN  AS
         SET FORTH  ABOVE OR TRANSMISSION  VIA FACSIMILE TO  A NUMBER
              OTHER THAN AS SET  FORTH ABOVE WILL NOT CONSTITUTE
                   A VALID DELIVERY.

                                ---------------

   Pursuant to the terms and subject to the conditions of the Offer to Exchange dated February 16, 2001 and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, par value $.001 per share, outstanding under the Digimarc Corporation 1999 Stock Incentive Plan or the Digimarc Corporation 2000 Non-Officer Employee Stock Incentive Plan, having an exercise price of $20.00 per share or more (the "Eligible Option Shares") (to validly tender such options you must complete the following table according to instructions 2 and 3 on page 4 of this Letter of Transmittal):

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
   Grant Date of Shares to be                                          Total Number of Option
       Tendered Option(1)            Exercise Price of Option         Shares Subject to Option
-------------------------------- -------------------------------- --------------------------------
-------------------------------- -------------------------------- --------------------------------
-------------------------------- -------------------------------- --------------------------------
-------------------------------- -------------------------------- --------------------------------

-------
(1) List each option on a separate line even if more than one option was issued on the same grant date.

To Digimarc Corporation:

   Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 16, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Digimarc Corporation, a Delaware corporation (the "Company"), the options to purchase shares ("Eligible Option Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") having an exercise price of $20.00 per share or more and specified in the table on page 1 of this Letter (the "Eligible Options") in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Eligible Option Shares subject to the Eligible Options that I tender hereby. All New Options will vest daily in equal amounts over a three-year period beginning on the date the Company grants the New Options. The exercise price of the New Options will be equal to the last reported sale price during regular trading shares of our common stock on the Nasdaq National Market on the day of the grant of the New Options. In addition, all New Options will be subject to the terms of the Digimarc Corporation 1999 Stock Incentive Plan or the Digimarc Corporation 2000 Non-Officer Employee Stock Incentive Plan, depending on which plan the eligible options tendered were granted under and applicable laws and regulations, and to a new option agreement between the Company and me.

   Subject to, and effective upon, the Company's acceptance for exchange of the Eligible Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment),

   I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Eligible Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Eligible Options I am tendering hereby are subject. I hereby represent and warrant that I have full power and authority to tender the Eligible Options tendered hereby and that, when and to the extent such Eligible Options are accepted for exchange by the Company, such Eligible Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Eligible Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Eligible Options I am tendering hereby.

   All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

   By execution hereof, I understand that tenders of Eligible Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Eligible Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

   I acknowledge that upon the Company's acceptance of Eligible Options tendered by me pursuant to the Offer, such Eligible Options shall be cancelled and I shall have no right to purchase stock under the terms and conditions of such cancelled options after the date of the Company's acceptance.

   I acknowledge that the New Options I will receive (1) will not be granted until the 30-day period from and after the first business day that is at least six months and two days after the date the Eligible Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the New Options. I also acknowledge that I must be an employee or consultant of the Company on the date the New Options are granted and otherwise be eligible under the Company's stock incentive plan on the date the New Options are granted in order to receive New Options. I further acknowledge that, if I am not an employee or consultant of the Company on the date the New Options are granted, I will not receive any New Options or any other consideration for the Eligible Options that I tender and that are accepted for exchange pursuant to the Offer. I further acknowledge that if I am performing substantially different services for the Company on the date the New Options are granted, the Company may grant me a different number of options or no options at all.

   The name and social security number of the registered holder of the Eligible Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Eligible Options. The Eligible Options that I am tendering represent all of the Eligible Option Shares subject to each such Eligible Option. In the appropriate boxes of the table on page 1, I have listed for each Eligible Option the grant date, the exercise price, the total number of Eligible Option Shares subject to the Eligible Option, and the number of Eligible Option Shares I am tendering. I understand that I may tender all of my options outstanding under the plans having an exercise price of $20.00 per share or more and that I am not required to tender any of such options in the Offer. I also understand that all of such Eligible Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and accepted and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 9:00 p.m., Oregon time, on March 16, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. I have not received any options from the Company after August 14, 2000.

   I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In any such event, I understand that the Eligible Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

   THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

   All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

   I have read, understand and agree to all of the terms and conditions of the Offer.

                            HOLDER PLEASE SIGN HERE
                          (See Instructions 1 and 4)

   You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Eligible Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                              SIGNATURE OF OWNER

X _____________________________________________________________________________
                 (Signature of Holder or Authorized Signatory)

Date: , 2001

Name: _________________________________________________________________________
                                (Please Print)

Capacity: _____________________________________________________________________

Address: ______________________________________________________________________
                           (Please include ZIP code)

Telephone No. (with area code): _______________________________________________

Tax ID/ Social Security No.: __________________________________________________

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

   THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

   Tenders of Eligible Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered Eligible Options promptly after the expiration of the Offer, unless the Company accepts your tendered Eligible Options before 12:00 midnight, eastern time, on Monday, April 13, 2001, you may withdraw your tendered Eligible Options at any time after April 13, 2001. To withdraw tendered Eligible Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Eligible Options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Eligible Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

   The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

   2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the Eligible Options to be tendered should be provided on a separate schedule attached hereto.

   3. Tenders. If you intend to tender options pursuant the Offer, you must complete the table on page 1 of this Letter by providing the following information for each Eligible Option that you intend to tender: grant date, exercise price and total number of Eligible Option Shares subject to the Eligible Option. The Company will not accept partial tenders of Eligible Options. Accordingly, you may tender all or none of the Eligible Options Shares subject to the Eligible Options you decide to tender.

   4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Eligible Options are subject without alteration, enlargement or any change whatsoever.

   If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

   5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Jeanne Biermann, Stock Plan Administrator, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

   6. Irregularities. All questions as to the number of Eligible Option Shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Eligible Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Eligible Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

   IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.

   7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.